                                                                    EXHIBIT 99.2

                        AGCO CORPORATION AND SUBSIDIARIES

                                      INDEX

     The following financial statements of AGCO and its subsidiaries for the three months ended March 31, 2001 are included herein.

                                                                             Page
                                                                            Numbers
                                                                            -------
         Condensed Consolidated Balance
         Sheets - March 31, 2001 and
         December 31, 2000..................................                   1

         Condensed Consolidated Statements
         of Operations for the Three Months
         Ended March 31, 2001 and 2000......................                   2

         Condensed Consolidated Statements
         of Cash Flows for the Three Months
         Ended March 31, 2001 and 2000......................                   3

         Notes to Condensed Consolidated
         Financial Statements...............................                   4


                                AGCO CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                              MARCH 31,        DECEMBER 31,
                                                                                2001               2000
                                                                              ---------        ------------
                                                                             (UNAUDITED)
ASSETS
Current Assets:
  Cash and cash equivalents ........................................          $    5.4           $   13.3
  Accounts and notes receivable, net ...............................             569.1              602.9
  Inventories, net .................................................             586.7              531.1
  Other current assets .............................................              92.7               93.0
                                                                              --------           --------
    Total current assets ...........................................           1,253.9            1,240.3
Property, plant and equipment, net .................................             291.3              316.2
Investment in affiliates ...........................................              87.3               85.3
Other assets .......................................................             190.2              176.0
Intangible assets, net .............................................             270.7              286.4
                                                                              --------           --------
    Total assets ...................................................          $2,093.4           $2,104.2
                                                                              ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable .................................................          $  220.5           $  244.4
  Accrued expenses .................................................             339.2              357.6
  Other current liabilities ........................................              40.1               34.4
                                                                              --------           --------
    Total current liabilities ......................................             599.8              636.4
Long-term debt .....................................................             645.8              570.2
Postretirement health care benefits ................................              27.6               27.5
Other noncurrent liabilities .......................................              77.6               80.2
                                                                              --------           --------
    Total liabilities ..............................................           1,350.8            1,314.3
                                                                              --------           --------

Stockholders' Equity:
  Preferred stock: $0.01 par value, 1,000,000 shares authorized,
  555 and 0 shares issued and outstanding at March 31, 2001
  and December 31, 2000, respectively ..............................                --                 --
  Common stock: $0.01 par value, 150,000,000 shares authorized,
  59,591,928 and 59,589,428 shares issued and outstanding
  at March 31, 2001 and December 31, 2000, respectively ............               0.6                0.6
  Additional paid-in capital .......................................             432.4              427.1
  Retained earnings ................................................             616.6              622.9
  Unearned compensation ............................................              (0.9)              (1.4)
  Accumulated other comprehensive loss .............................            (306.1)            (259.3)
                                                                              --------           --------
    Total stockholders' equity .....................................             742.6              789.9
                                                                              --------           --------
    Total liabilities and stockholders' equity .....................          $2,093.4           $2,104.2
                                                                              ========           ========

     See accompanying notes to condensed consolidated financial statements.

                                AGCO CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (UNAUDITED AND IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                 THREE MONTHS ENDED MARCH 31,
                                                                 ----------------------------
                                                                  2001                 2000
                                                                 -------              -------
Net sales .............................................          $ 532.1              $ 534.8
Cost of goods sold ....................................            449.6                457.7
                                                                 -------              -------
  Gross profit ........................................             82.5                 77.1

Selling, general and administrative expenses ..........             56.7                 58.9
Engineering expenses ..................................             11.9                 10.5
Restructuring and other infrequent expenses ...........              2.3                  1.9
Amortization of intangibles ...........................              3.9                  3.8
                                                                 -------              -------

  Income from operations ..............................              7.7                  2.0

Interest expense, net .................................             13.9                 11.4
Other expense, net ....................................              7.6                 12.3
                                                                 -------              -------

Loss before income taxes and equity in net earnings
  of affiliates .......................................            (13.8)               (21.7)

Income tax benefit ....................................             (5.2)                (8.7)
                                                                 -------              -------

Loss before equity in net earnings of affiliates ......             (8.6)               (13.0)

Equity in net earnings of affiliates ..................              2.8                  2.3
                                                                 -------              -------

Net loss ..............................................          $  (5.8)             $ (10.7)
                                                                 =======              =======

Net loss per common share:
  Basic ...............................................          $ (0.10)             $ (0.18)
                                                                 =======              =======
  Diluted .............................................          $ (0.10)             $ (0.18)
                                                                 =======              =======

Weighted average number of common and common
  equivalent shares outstanding:
  Basic ...............................................             59.3                 58.9
                                                                 =======              =======
  Diluted .............................................             59.3                 58.9
                                                                 =======              =======

Dividends declared per common share ...................          $  0.01              $  0.01
                                                                 =======              =======

     See accompanying notes to condensed consolidated financial statements.

                                AGCO CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (UNAUDITED AND IN MILLIONS)

                                                                                   THREE MONTHS ENDED MARCH 31,
                                                                                   ----------------------------
                                                                                    2001                  2000
                                                                                   ------               -------
Cash flows from operating activities:
  Net loss ..............................................................          $ (5.8)              $ (10.7)
  Adjustments to reconcile net loss to net cash provided by (used in)
  operating activities:
    Depreciation and amortization .......................................            12.6                  13.7
    Amortization of intangibles .........................................             3.9                   3.8
    Amortization of unearned compensation ...............................             0.5                   1.5
    Equity in net earnings of affiliates,
      net of cash received ..............................................            (2.1)                 (2.3)
    Deferred income tax benefit .........................................           (14.4)                (14.8)
    Changes in operating assets and liabilities:
      Accounts and notes receivable, net ................................             0.8                 142.2
      Inventories, net ..................................................           (77.9)                (46.5)
      Other current and noncurrent assets ...............................            (6.5)                 (7.1)
      Accounts payable ..................................................            (3.5)                 20.4
      Accrued expenses ..................................................            (3.9)                (16.0)
      Other current and noncurrent liabilities ..........................            (1.0)                  8.0
                                                                                   ------               -------
        Total adjustments ...............................................           (91.5)                102.9
                                                                                   ------               -------
        Net cash provided by (used in) operating activities .............           (97.3)                 92.2
                                                                                   ------               -------
Cash flows from investing activities:
    Purchase of property, plant and equipment ...........................            (4.5)                 (7.5)
    Investment in unconsolidated affiliates .............................            (0.5)                 (1.2)
                                                                                   ------               -------
        Net cash used for investing activities ..........................            (5.0)                 (8.7)
                                                                                   ------               -------
Cash flows from financing activities:
    Proceeds from (repayments of) long-term debt, net ...................            89.3                 (93.4)
    Proceeds from issuance of preferred stock ...........................             5.3                    --
    Dividends paid on common stock ......................................            (0.6)                 (0.6)
                                                                                   ------               -------
        Net cash provided by (used in) financing activities .............            94.0                 (94.0)
                                                                                   ------               -------
    Effect of exchange rate changes on cash and cash equivalents ........             0.4                   1.3
                                                                                   ------               -------
    Decrease in cash and cash equivalents ...............................            (7.9)                 (9.2)
    Cash and cash equivalents, beginning of period ......................            13.3                  19.6
                                                                                   ------               -------
    Cash and cash equivalents, end of period ............................          $  5.4               $  10.4
                                                                                   ======               =======

     See accompanying notes to condensed consolidated financial statements.

                                AGCO CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.       BASIS OF PRESENTATION

         The condensed consolidated financial statements of AGCO Corporation and subsidiaries (the "Company" or "AGCO") included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary to present fairly the Company's financial position, results of operations and cash flows at the dates and for the periods presented. These condensed consolidated financial statements should be read in conjunction with the Company's audited financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. Interim results of operations are not necessarily indicative of results to be expected for the fiscal year. Certain reclassifications of previously reported financial information were made to conform to the current presentation.

2.       RESTRUCTURING AND OTHER INFREQUENT EXPENSES

         In 2000, the Company permanently closed its combine manufacturing facility in Independence, Missouri and its Lockney, Texas and Noetinger, Argentina implement manufacturing facilities. In 1999, the Company permanently closed its Coldwater, Ohio manufacturing facility. The majority of production in these facilities has been relocated to existing Company facilities or outsourced to third parties.

         In connection with these facility closures, the Company recorded restructuring and other infrequent expenses of $2.3 million in the first quarter of 2001. The components of the restructuring and other infrequent expenses are summarized in the following table (in millions):

                                                  Reserve Balance                              Reserve Balance
                                                  at December 31,        2001        Amount     at March 31,
                                                       2000            Expense      Incurred        2001
                                                  ---------------      -------      --------   ---------------
         Employee severance ...................        $1.9             $  --         $ 0.3         $1.6
         Facility closure costs ...............         3.9                --           1.5          2.4
         Write-down of property plant
           and equipment, net of recoveries ...          --              (0.7)         (0.7)          --
         Production transition costs ..........          --               3.0           3.0           --
                                                       ----             -----         -----         ----
                                                       $5.8             $ 2.3         $ 4.1         $4.0
                                                       ====             =====         =====         ====

                                AGCO CORPORATION

3.       LONG-TERM DEBT

         Long-term debt consisted of the following at March 31, 2001 and December 31, 2000 (in millions):

                                                               March 31,     December 31,
                                                                 2001            2000
                                                               ---------     ------------
         Revolving credit facility ...................          $390.4          $314.2
         8 1/2% Senior Subordinated Notes due 2006 ...           248.7           248.6
         Other long-term debt ........................             6.7             7.4
                                                                ------          ------

                                                                $645.8          $570.2
                                                                ======          ======

         In March 2001, the Company was issued a notice of default by the trustee of its $250 million 8 1/2% Senior Subordinated Notes due 2006 (the "Notes") regarding the violation of a covenant restricting the payment of dividends during periods in 1999, 2000 and 2001 when an interest coverage ratio was not met. During those periods, the Company paid approximately $4.8 million in dividends based upon its interpretation that it did not need to meet the interest coverage ratio but, instead, an alternative total debt test. The Company subsequently received sufficient waivers from the holders of the Notes for any violations of the covenant that might have resulted from the dividend payments. In connection with the solicitation of waivers, the Company incurred costs of approximately $2.6 million, which were expensed in the first quarter of 2001. Currently, the Company is prohibited from paying dividends until such time as the interest coverage ratio in the indenture is met.

4.       INVENTORIES

         Inventory balances at March 31, 2001 and December 31, 2000 were as follows (in millions):

                                                                         March 31,       December 31,
                                                                           2001              2000
                                                                         ---------       ------------
         Finished goods ........................................          $ 258.0           $ 233.0
         Repair and replacement parts ..........................            226.8             222.2
         Work in process, production parts and raw materials ...            166.3             143.6
                                                                          -------           -------
           Gross inventories ...................................            651.1             598.8
         Allowance for surplus and obsolete inventories ........            (64.4)            (67.7)
                                                                          -------           -------
           Inventories, net ....................................          $ 586.7           $ 531.1
                                                                          =======           =======

5.       NET INCOME PER COMMON SHARE

         The computation, presentation and disclosure requirements for earnings per share are presented in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." Basic earnings per common share is computed by dividing net income by the weighted average number of common shares outstanding during each period. Diluted earnings per common share assumes exercise of outstanding stock options and vesting of restricted stock when the effects of such assumptions are dilutive.

         A reconciliation of net loss and the weighted average number of common shares outstanding used to calculate basic and diluted net loss per common share for the three months

                                AGCO CORPORATION
ended March 31, 2001 and 2000 is as follows (in millions, except per share data):

                                                                             Three Months Ended
                                                                                  March 31,
                                                                           -----------------------
                                                                            2001             2000
                                                                           ------           ------
         BASIC AND DILUTED EARNINGS PER SHARE
         Weighted average number of common shares outstanding ...            59.3             58.9
                                                                           ======           ======
         Net loss ...............................................          $ (5.8)          $(10.7)
                                                                           ======           ======
         Net loss per common share ..............................          $(0.10)          $(0.18)
                                                                           ======           ======

         For the three months ended March 31, 2001, approximately 1.4 million shares were excluded from the calculation of diluted earnings per share because such shares would be anti-dilutive.

6.       COMPREHENSIVE LOSS

Total comprehensive loss for the three months ended March 31, 2001 and 2000 was as follows (in millions):

                                                                   Three Months Ended
                                                                        March 31,
                                                                 -----------------------
                                                                  2001             2000
                                                                 ------           ------
         Net loss .....................................          $ (5.8)          $(10.7)

         Other comprehensive loss:

           Foreign currency translation adjustments ...          $(45.4)          $(17.3)
           Unrealized loss on derivatives .............            (1.4)              --
                                                                 ------           ------

                       Total comprehensive loss .......          $(52.6)          $(28.0)
                                                                 ======           ======

7.       DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         Effective January 1, 2001, the Company adopted SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138. The cumulative effect for adopting this standard as of January 1, 2001 resulted in a fair value asset, net of taxes of approximately $0.5 million, which is expected to be reclassified to earnings over the next twelve months. All derivatives are recognized on the balance sheet at fair value. On the date the derivative contract is entered, the Company designates the derivative as either
(1) a fair value hedge of a recognized liability, (2) a cash flow hedge of a forecasted transaction, (3) a hedge of a net investment in a foreign operation, or (4) a non-designated derivative instrument. The Company currently engages in derivatives that are classified as cash flow hedges and non-designated derivative instruments. Changes in the fair value of a derivative that is designated as a cash flow hedge are recorded in other comprehensive income until reclassified into earnings at the time of settlement of the forecasted transaction. Changes in the fair value of non-designated derivative contracts and the ineffective portion of designated derivative instruments are reported in current earnings.

         The Company formally documents all relationships between hedging instruments and hedged items, as well as the risk management objectives and strategy for undertaking various

                                AGCO CORPORATION
hedge transactions. The Company formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flow of hedged items. When it is determined that a derivative is no longer highly effective as a hedge, hedge accounting is discontinued on a prospective basis.

         Foreign Currency Risk

         The Company has significant manufacturing operations in the United States, the United Kingdom, France, Germany, Denmark and Brazil, and it purchases a portion of its tractors, combines and components from third party foreign suppliers, primarily in various European countries and in Japan. The Company also sells products in over 140 countries throughout the world. The Company's most significant transactional foreign currency exposures are the British pound in relation to the Euro and the U.S. dollar, the Euro and the Canadian dollar in relation to the U.S. dollar.

         The Company attempts to manage its transactional foreign exchange exposure by hedging identifiable foreign currency cash flow commitments arising from receivables, payables, and expected purchases and sales. Where naturally offsetting currency positions do not occur, the Company hedges certain of its exposures through the use of foreign currency forward contracts.

         The Company uses foreign currency forward contracts to hedge receivables and payables on the Company's balance sheet that are denominated in foreign currencies other than the functional currency. These forward contracts are classified as non-designated derivatives instruments. For the quarter ended March 31, 2001, the Company recorded losses of approximately $6.8 million included in current earnings under the caption of other expense, net. These losses were substantially offset by gains on the remeasurement of the underlying asset or liability being hedged.

         The Company uses foreign currency forward contracts to hedge forecasted foreign currency inflows and outflows resulting from purchases and sales. The Company currently has hedged anticipated foreign currency cash flows up to twelve months in the future. As of March 31, 2001, the Company had deferred losses, net of taxes, of $1.6 million included in stockholders' equity as a component of accumulated other comprehensive loss. The deferred loss is expected to be reclassified to earnings during the next twelve months. The Company recorded no gain or loss resulting from a forward contract's ineffectiveness or discontinuance as a cash flow hedge.

         Interest Rate Risk

         The Company uses interest rate swap agreements to manage its exposure to interest rate changes. Currently, the Company has an interest rate swap which matures in December 2001 that has the effect of converting a portion of the Company's floating rate debt to a fixed rate. The Company has designated this swap agreement as a cash flow hedge. As of March 31, 2001, the Company had a deferred gain, net of tax, of approximately $0.2 million included in stockholders' equity as a component of accumulated other comprehensive loss. This deferred loss is expected to be reclassified to current earnings over the next twelve months. The Company had no material gain or loss resulting from the interest rate swap agreement's ineffectiveness as a cash flow

                                AGCO CORPORATION
hedge. In addition, no portion of the swap agreement was discontinued as a cash flow hedge.

         The Company's senior management establishes the Company's foreign currency and interest rate risk management policies. This policy is reviewed periodically by the Audit Committee of the Board of Directors. The policy allows for the use of derivative instruments to hedge exposures to movements in foreign currency and interest rates. The Company's policy prohibits the use of derivative instruments for speculative purposes.

8.       SEGMENT REPORTING

         The Company has four geographic reportable segments: North America; South America; Europe/Africa/Middle East; and Asia/Pacific. Each segment distributes a full range of agricultural equipment and related replacement parts. The Company evaluates segment performance primarily based on income from operations. Sales for each segment are based on the location of the third-party customer. All intercompany transactions between the segments have been eliminated. The Company's selling, general and administrative expenses and engineering expenses are charged to each segment based on the region where the expenses are incurred. As a result, the components of operating income for one segment may not be comparable to another segment. Segment results for the three months ended March 31, 2001 and 2000 are as follows (in millions):

                                         North           South     Europe/Africa/
                                        America         America      Middle East    Asia/Pacific    Consolidated
                                        -------         -------    --------------   ------------    ------------
2001
Net sales                               $ 150.6         $ 61.5         $296.9           $23.1          $532.1
Income (loss) from operations             (12.3)           4.2           18.9             3.8            14.6

2000
Net sales                               $ 140.7         $ 49.9         $318.5           $25.7          $534.8
Income (loss) from operations             (11.4)          (0.5)          17.5             3.7             9.3

         A reconciliation from the segment information to the consolidated balances for income from operations is set forth below (in millions):

                                                              Three Months Ended
                                                                   March 31,
                                                            ----------------------
                                                             2001            2000
                                                            ------           -----
         Segment income from operations ..........          $ 14.6           $ 9.3
         Restricted stock compensation expense ...            (0.7)           (1.6)
         Restructuring and infrequent expenses ...            (2.3)           (1.9)
         Amortization of intangibles .............            (3.9)           (3.8)
                                                            ------           -----
         Consolidated income from operations .....          $  7.7           $ 2.0
                                                            ======           =====

9.       PREFERRED STOCK

         On March 23, 2001 the Company issued 555 non-voting preferred shares, which are convertible into shares of AGCO common stock (1 preferred share per 1,000 common shares) in a private placement with net proceeds of approximately $5.3 million. The amount of the net proceeds exceeds the aggregate amount of common stock dividends in 1999, 2000 and 2001 which were paid in violation of a restricted payments covenant contained in the Indenture governing the Notes.

                                AGCO CORPORATION

10.      SUBSEQUENT EVENTS

         Recent Acquisition - Ag-Chem

         On April 16, 2001, the Company completed the acquisition of Ag-Chem Equipment Co., Inc. ("Ag-Chem"), a leading manufacturer and distributor of self-propelled fertilizer and chemical sprayers for pre-emergent and post-emergent applications. Ag-Chem shareholders received total consideration of $247.2 million consisting of approximately 11.8 million AGCO common shares and $147.5 million of cash. The funding of the cash component of the purchase price was made through borrowings under the Company's existing revolving credit facility.

         Refinancings

         On April 17, 2001 the Company issued $250.0 million of 9 1/2% Senior Notes due 2008 (the "Senior Notes"). The Senior Notes are unsecured obligations of the Company and are redeemable at the option of the Company, in whole or in part, commencing May 1, 2005 initially at 104.75% of their principal amount, plus accrued interest, declining to 100% of their principal amount plus accrued interest on or after May 1, 2007. The indenture governing the Senior Notes requires the Company to offer to repurchase the Senior Notes at 101% of their principal amount, plus accrued interest to the date of the repurchase in the event of a change in control. The indenture also contains certain covenants that, among other things, limits the Company's ability (and that of its restricted subsidiaries) to incur additional indebtedness; make restricted payments (including dividends and share repurchases); make investments; guarantee indebtedness; create liens; and sell assets. The proceeds were used to repay borrowings outstanding under the Company's existing revolving credit facility.

         On April 17, 2001 the Company entered into a $350.0 million multi-currency revolving credit facility with Rabobank that will mature October 2005. The facility is secured by a majority of the Company's U.S., Canadian and U.K.-based assets and a pledge of the stock of the Company's domestic and material foreign subsidiaries. Interest will accrue on borrowings outstanding under the facility, at the Company's option, at either (1) LIBOR plus a margin based on a ratio of the Company's senior debt to EBITDA, as adjusted, or (2) the administrative agent's base lending rate or the federal funds rate plus a margin ranging between .625% and 1.5%, whichever is higher. The facility contains covenants, including covenants restricting the incurrence of indebtedness and the making of restrictive payments, including dividends. In addition, the Company must fulfill financial covenants including, among others, a total debt to EBITDA ratio, a senior debt to EBITDA ratio and a fixed charge coverage ratio, as defined in the facility. The proceeds were used to repay borrowings outstanding under the Company's existing revolving credit facility.

         New European Securitization Facility

         On April 17, 2001 the Company entered into a new $100.0 million securitization facility with Rabobank whereby certain European wholesale accounts receivable from the Company's operations in France, Germany and Spain may be sold to a third party on a revolving basis through a wholly-owned special purpose subsidiary. The Company used the $100.0 million proceeds from the European securitization facility to reduce outstanding borrowings under its new revolving credit facility.

11.      SUPPLEMENTAL GUARANTOR/NON-GUARANTOR FINANCIAL INFORMATION

         On April 17, 2001, AGCO issued $250 million of 9 1/2% Senior Notes due 2008. The Senior Notes are fully and unconditionally guaranteed by the following U.S. subsidiaries of AGCO Corporation: AGCO Ventures LLC, Hesston Ventures Corporation, Hay and Forage Industries ("HFI"), Ag-Chem Equipment Co., Inc., Ag-Chem Manufacturing Co., Inc., Ag-Chem Sales Co., Inc., Ag-Chem Equipment International, Inc., Lor*Al Products, Inc. and Ag-Chem Equipment Canada, Ltd. (the "Guarantor Subsidiaries"). The following financial information presents condensed consolidating balance sheets, statements of operations and cash flows of (i) the parent company as if it accounted for its subsidiaries on the equity method, (ii) the Guarantor Subsidiaries on a combined basis, and (iii) the non-guarantor subsidiaries on a combined basis. Certain Guarantor Subsidiaries, AGCO Ventures LLC, Hesston Ventures Corporation and HFI represent AGCO's ownership in HFI. AGCO acquired the remaining 50% interest in HFI in May 2000. Accordingly, HFI is reflected on the equity method of accounting for periods prior to May 2000 and is consolidated with the Company's financial statements subsequent to May 2000. In addition, the remaining Guarantor Subsidiaries, not associated with HFI, were acquired on April 16, 2001 as part of the acquisition of Ag-Chem Equipment Company, Inc., and accordingly, are not included in the following historical financial information.

                                AGCO CORPORATION

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2001
(IN MILLIONS)

                                                                    PARENT     GUARANTOR    NON-GUARANTOR  ELIMINATING
                                                                    COMPANY   SUBSIDIARIES  SUBSIDIARIES     ENTRIES   CONSOLIDATED
                                                                    -------   ------------  -------------- ----------- ------------

Net sales                                                        $137.5      $ 41.4          $447.4       $(94.2)      $532.1
Cost of goods sold                                                124.4        44.2           375.2        (94.2)       449.6
                                                                 ------      ------          ------       ------       ------
      Gross profit                                                 13.1        (2.8)           72.2           --         82.5

Selling, general and administrative expenses                       22.3         1.3            33.1           --         56.7
Engineering expenses                                                0.6         2.7             8.6           --         11.9
Restructuring and other infrequent expenses                        (0.4)        2.7              --           --          2.3
Amortization of intangibles                                         1.7          --             2.2           --          3.9
                                                                 ------      ------          ------       ------       ------

      Income (loss) from operations                               (11.1)       (9.5)           28.3           --          7.7

Interest expense, net                                              10.0          --             3.9           --         13.9
Other expense, net                                                  5.4          --             2.2           --          7.6
                                                                 ------      ------          ------       ------       ------

Income (loss) before income taxes and equity in net earnings
      of unconsolidated subsidiaries and affiliates               (26.5)       (9.5)           22.2           --        (13.8)

Income tax provision (benefit)                                     (8.6)       (3.8)            7.2           --         (5.2)
                                                                 ------      ------          ------       ------       ------

Income (loss) before equity in net earnings of unconsolidated
      subsidiaries and affiliates                                 (17.9)       (5.7)           15.0           --         (8.6)

Equity in net earnings of unconsolidated subsidiaries
      and affiliates                                               12.1          --             1.6        (10.9)         2.8
                                                                 ------      ------          ------       ------       ------

Net income (loss)                                                $ (5.8)     $ (5.7)         $ 16.6       $(10.9)      $ (5.8)
                                                                 ======      ======          ======       ======       ======


CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2000
(IN MILLIONS)

                                                                      PARENT   GUARANTOR     NON-GUARANTOR  ELIMINATING
                                                                      COMPANY  SUBSIDIARIES   SUBSIDIARIES    ENTRIES   CONSOLIDATED
                                                                      -------  ------------  -------------- ----------- ------------

Net sales                                                             $139.1      $ --        $445.4       $(49.7)      $534.8
Cost of goods sold                                                     127.0        --         380.4        (49.7)       457.7
                                                                      ------      ----        ------       ------       ------
      Gross profit                                                      12.1        --          65.0           --         77.1

Selling, general and administrative expenses                            23.5        --          35.4           --         58.9
Engineering expenses                                                     2.4        --           8.1           --         10.5
Restructuring and other infrequent expenses                              3.1        --          (1.2)          --          1.9
Amortization of intangibles                                              1.5        --           2.3           --          3.8
                                                                      ------      ----        ------       ------       ------

      Income (loss) from operations                                    (18.4)       --          20.4           --          2.0

Interest expense, net                                                    7.3        --           4.1           --         11.4
Other expense, net                                                       9.7        --           2.6           --         12.3
                                                                      ------      ----        ------       ------       ------

Income (loss) before income taxes and equity in net earnings
      of unconsolidated subsidiaries and affiliates                    (35.4)       --          13.7           --        (21.7)

Income tax provision (benefit)                                         (14.5)       --           5.8           --         (8.7)
                                                                      ------      ----        ------       ------       ------

Income (loss) before equity in net earnings of unconsolidated
      subsidiaries and affiliates                                      (20.9)       --           7.9           --        (13.0)

Equity in net earnings of unconsolidated subsidiaries and affiliates    10.2        --           1.1         (9.0)         2.3
                                                                      ------      ----        ------       ------       ------

Net income (loss)                                                     $(10.7)     $ --        $  9.0       $ (9.0)      $(10.7)
                                                                      ======      ====        ======       ======       ======

                                AGCO CORPORATION

CONDENSED CONSOLIDATING BALANCE SHEET
AS OF MARCH 31, 2001
(IN MILLIONS)

                                                                 PARENT     GUARANTOR     NON-GUARANTOR   ELIMINATING
                                                                COMPANY     SUBSIDIARIES   SUBSIDIARIES     ENTRIES     CONSOLIDATED
                                                                --------    ----------    --------------  -----------   ------------

ASSETS
Current Assets:
      Cash and cash equivalents                                 $     --      $ (2.5)     $    7.9      $      --      $    5.4
      Accounts and notes receivables, net                          118.3         4.8         436.2             --         559.3
      Receivables from subsidiaries and affiliates                 185.0          --         171.6         (346.8)          9.8
      Inventories, net                                             211.3        36.2         348.5           (9.3)        586.7
      Other current assets                                          46.7         2.1          43.9             --          92.7
                                                                --------      ------      --------      ---------      --------
             Total current assets                                  561.3        40.6       1,008.1         (356.1)      1,253.9
Property, plant and equipment, net                                  18.2        39.8         233.3             --         291.3
Investment in unconsolidated subsidiaries and affiliates           716.5          --          86.6         (715.8)         87.3
Other assets                                                       114.2         8.1          67.9             --         190.2
Intangible assets, net                                              36.3          --         234.4             --         270.7
                                                                --------      ------      --------      ---------      --------
      Total assets                                              $1,446.5      $ 88.5      $1,630.3      $(1,071.9)     $2,093.4
                                                                ========      ======      ========      =========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
      Accounts payable                                          $   46.2      $ 13.7      $  157.7      $      --      $  217.6
      Payables to subsidiaries and affiliates                      149.5        60.6         139.6         (346.8)          2.9
      Accrued expenses                                              86.6         8.9         243.7             --         339.2
      Other current liabilities                                      4.5          --          35.6             --          40.1
                                                                --------      ------      --------      ---------      --------
             Total current liabilities                             286.8        83.2         576.6         (346.8)        599.8
Long-term debt                                                     376.7         0.8         268.3             --         645.8
Postretirement health care benefits                                 24.0         3.6            --             --          27.6
Other noncurrent liabilities                                        16.4          --          61.2             --          77.6
                                                                --------      ------      --------      ---------      --------
      Total liabilities                                            703.9        87.6         906.1         (346.8)      1,350.8
      Total stockholders' equity                                   742.6         0.9         724.2         (725.1)        742.6
                                                                --------      ------      --------      ---------      --------
             Total liabilities and stockholders' equity         $1,446.5      $ 88.5      $1,630.3      $(1,071.9)     $2,093.4
                                                                ========      ======      ========      =========      ========


CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2001
(IN MILLIONS)

                                                                 PARENT      GUARANTOR     NON-GUARANTOR  ELIMINATING
                                                                 COMPANY     SUBSIDIARIES   SUBSIDIARIES    ENTRIES     CONSOLIDATED
                                                                 -------     ------------  -------------- -----------   ------------

Net cash used for operating activities:                           (59.8)       (16.1)        (21.4)           --         (97.3)
                                                                 ------        -----        ------        ------        ------

Cash flows from investing activities:
     Purchase of property, plant & equipment                       (0.2)        (2.0)         (2.3)           --          (4.5)
     Investment in unconsolidated subsidiary                       (0.5)          --            --            --          (0.5)
                                                                 ------        -----        ------        ------        ------
Net cash used for investing activities:                            (0.7)        (2.0)         (2.3)           --          (5.0)
                                                                 ------        -----        ------        ------        ------

Cash flows from financing activities:
     Proceeds on long-term debt                                    74.4           --          14.9            --          89.3
     Proceeds (payments) from intercompany loans                  (18.6)        15.5           3.1            --            --
     Proceeds from issuance of common stock                         5.3           --            --            --           5.3
     Dividends paid on common stock                                (0.6)          --            --            --          (0.6)
                                                                 ------        -----        ------        ------        ------
Net cash provided by financing activities:                         60.5         15.5          18.0            --          94.0
                                                                 ------        -----        ------        ------        ------

Effect of exchange rate changes on cash & cash equivalents           --           --           0.4            --           0.4

Decrease in cash & cash equivalents                                  --         (2.6)         (5.3)           --          (7.9)

Cash and cash equivalents, beginning of period                       --          0.1          13.2            --          13.3
                                                                 ------        -----        ------        ------        ------
Cash and cash equivalents, end of period                         $   --        $(2.5)       $  7.9        $   --        $  5.4
                                                                 ======        =====        ======        ======        ======

                                AGCO CORPORATION

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2000
(IN MILLIONS)

                                                                    PARENT     GUARANTOR     NON-GUARANTOR  ELIMINATING
                                                                    COMPANY    SUBSIDIARIES   SUBSIDIARIES    ENTRIES   CONSOLIDATED
                                                                    -------    ------------- -------------- ----------- ------------

Net cash provided by (used for) operating activities:                105.8          --            (13.6)         --          92.2
                                                                    ------        ----           ------        ----        ------

Cash flows from investing activities:
     Purchase of property, plant & equipment                          (6.0)         --             (1.5)         --          (7.5)
     Investment in unconsolidated subsidiary                            --          --             (1.2)         --          (1.2)
                                                                    ------        ----           ------        ----        ------
Net cash used for investing activities:                               (6.0)         --             (2.7)         --          (8.7)
                                                                    ------        ----           ------        ----        ------

Cash flows from financing activities:
     Proceeds (payments) on long-term debt                           (94.0)         --              0.6          --         (93.4)
     Proceeds (payments) from intercompany loans                      (5.2)         --              5.2          --            --
     Dividends paid on common stock                                   (0.6)         --               --          --          (0.6)
                                                                    ------        ----           ------        ----        ------
Net cash provided by (used for) financing activities:                (99.8)         --              5.8          --         (94.0)
                                                                    ------        ----           ------        ----        ------

Effect of exchange rate changes on cash & cash equivalents              --          --              1.3          --           1.3

Decrease in cash & cash equivalents                                     --          --             (9.2)         --          (9.2)

Cash and cash equivalents, beginning of period                          --          --             19.6          --          19.6
                                                                    ------        ----           ------        ----        ------
Cash and cash equivalents, end of period                            $   --        $ --           $ 10.4        $ --        $ 10.4
                                                                    ======        ====           ======        ====        ======